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SENSATA TECHNOLOGIES HOLDING N.V. ANNOUNCES
FIRST QUARTER 2013 RESULTS

•	First quarter 2013 net revenue was $470.4 million, an increase of 5.6% from the fourth quarter 2012, and a decrease of (4.4)% from the first quarter 2012.

•
First quarter 2013 net income was $34.7 million, or $0.19 per diluted share, versus fourth quarter 2012 net income of $70.9 million, or $0.39 per diluted share, and first quarter 2012 net income of $38.9 million, or $0.21 per diluted share.

•
First quarter 2013 Adjusted net income[1] was $86.7 million, or $0.48 per diluted share, versus fourth quarter 2012 Adjusted net income[1] of $85.3 million, or $0.47 per diluted share and first quarter 2012 Adjusted net income[1] of $89.0 million, or $0.49 per diluted share.

Almelo, the Netherlands – April 23, 2013 - Sensata Technologies Holding N.V. (NYSE: ST) (the “Company”) announces results of its operations for the first quarter ended March 31, 2013.

Highlights of the First Quarter ended March 31, 2013

Net revenue for the first quarter 2013 was $470.4 million, an increase of $25.1 million, or 5.6%, from net revenue for the fourth quarter 2012 of $445.4 million, and a decrease of $(21.6) million, or (4.4)%, from net revenue for the first quarter 2012 of $492.0 million.

Net income for the first quarter 2013 was $34.7 million, or $0.19 per diluted share. This compares to net income for the fourth quarter 2012 of $70.9 million, or $0.39 per diluted share, and net income of $38.9 million, or $0.21 per diluted share, for the first quarter of 2012.

Adjusted net income1 for the first quarter 2013 was $86.7 million, or $0.48 per diluted share, which was 18.4% of net revenue. This compares to Adjusted net income1 for the fourth quarter 2012 of $85.3 million, or $0.47 per diluted share, which was 19.2% of net revenue and $89.0 million, or $0.49 per diluted share, for the first quarter 2012, which was 18.1% of net revenue.

"We are pleased with our results for the first quarter as we delivered Net revenue and Adjusted net income1 per diluted share at or above the high end of our guidance for the quarter," said Martha

Sullivan, President and Chief Executive Officer. "The global end markets continue to be dynamic and while there are a number of unknown risks that may impact our full year financial performance, we remain confident in our original financial guidance for 2013.”

The Company spent $29.6 million, or 6.3% of net revenue, on research, development and engineering related costs in the first quarter of 2013. These costs reside in both the Cost of revenue and the Research and development lines of the Condensed Consolidated Statements of Operations.

The Company’s ending cash balance at March 31, 2013 was $431.0 million. During the first quarter, the Company generated cash of $84.8 million from operations, used cash of $13.3 million for investing activities and used cash of $54.1 million in financing activities.

The Company recorded an income tax provision of $13.5 million for the first quarter 2013. Approximately $5.9 million of the provision, or 5.1% of Adjusted EBIT, related to taxes that are payable in cash and approximately $7.7 million related to deferred income tax expense and other income tax expense.

The Company’s total indebtedness at March 31, 2013 was $1.8 billion. The Company’s Net debt2 was $1.4 billion resulting in a Net leverage ratio2 of 2.7X.

During the first quarter, the Company acquired 1.7 million shares under a previously announced share repurchase plan at an average price of $32.42.

After the end of the quarter, Sensata Technologies B.V. issued $500 million in 4.875% fixed rate senior notes due 2023. The proceeds from this offering, combined with $200 million in cash from the balance sheet, were used to repay $700 million of the Company's outstanding variable rate term loan, improving its long term capital structure.

Segment Performance

	Three months ended
$ in 000s	March 31, 2013	March 31, 2012
Sensors net revenue	$332,633	$359,594
Sensors profit from operations	$93,192	$97,940
% of Sensors net revenue	28.0%	27.2%

Controls net revenue	$137,780	$132,414
Controls profit from operations	$43,354	$42,161
% of Controls net revenue	31.5%	31.8%

Guidance

The Company's net revenue and Adjusted net income1 per share guidance for the full year 2013 remain unchanged. The Company anticipates net revenue of $1.93 to $2.03 billion which, at the midpoint, represents growth of 3.5% compared to the full year 2012 net revenue of $1.91 billion. The Company further expects Adjusted Net Income1 of $2.00 to $2.20 per diluted share, for the full year 2013. At the midpoint, this represents 7.1% growth compared to the full year 2012 Adjusted net income1 per share of $1.96. This guidance assumes a diluted share count of 179.4 million for the full year 2013.

The Company anticipates net revenue of $485 million to $505 million for the second quarter 2013, which, at the midpoint, is 5.2% higher than the first quarter 2013 net revenue of $470.4 million. The Company also expects Adjusted net income1 of $0.50 to $0.54 per diluted share, for the second quarter 2013. This guidance assumes a diluted share count of 178.6 million for the second quarter 2013.

1See Non-GAAP Measures for discussion of Adjusted net income which includes a reconciliation of this measure to Net income.

2Net debt represents total indebtedness including capital lease and other financing obligations, less cash and cash equivalents.  The Net leverage ratio represents Net debt divided by Adjusted EBITDA for the last twelve months.

Company Earnings Conference Call

The Company will conduct a conference call today at 8:00 AM eastern time to discuss the financial results for its first quarter ended March 31, 2013. The U.S. dial in number is 877-486-0682 and the non-U.S. dial in number is 706-634-5536. The passcode is 35014122. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at http://investors.sensata.com.

For those unable to participate in the conference call, a replay will be available for one week following the call. To access the replay, the U.S. dial in number is 855-859-2056 and the non-U.S. dial in number is 404-537-3406. The replay passcode is 35014122. A replay of the call will be also available by webcast for an extended period of time at the Company’s website, at http://investors.sensata.com.

About Sensata Technologies Holding N.V.

Sensata Technologies Holding N.V. is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in eleven countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, air-conditioning and ventilation, data, telecommunications, recreational vehicle and marine applications. For more information, please visit Sensata’s website at www.sensata.com.

Safe Harbor Statement

This earnings release contains forward-looking statements within the meaning of the federal securities laws.  These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable, and our future prospects, developments and business.  Such forward-looking statements include, among other things, the Company’s anticipated results for the second quarter and full year of 2013.  Such statements involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements.  Factors that might cause these differences include, but are not limited to, risks associated with: worldwide economic conditions; governmental regulations, policies, and practices relating to the Company’s non-US operations and international business; fluctuations in foreign currency exchange, commodity and interest rates; competitive pressures; pricing and other pressures from customers; adverse developments in the automotive industry; integration of acquired companies; litigation and disputes involving the Company, including the extent of product liability and warranty claims asserted against the Company; non-performance by suppliers; fundamental changes in the industries in which the Company operates; the loss of one or more suppliers of raw materials; and the Company’s ability to secure financing to operate and grow its business or to explore opportunities.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise.  For a discussion of potential risks and uncertainties, please refer to the risk factors listed in the Company’s SEC filings.  Copies of the Company’s filings are available from its Investor Relations department or from the SEC website, www.sec.gov.

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Operations
(Unaudited)

(In 000s, except per share amounts)
	For the three months ended
	March 31, 2013	March 31, 2012
Net revenue	$470,413	$492,008
Operating costs and expenses:
Cost of revenue	308,682	325,248
Research and development	13,616	13,294
Selling, general and administrative	38,254	38,579
Amortization of intangible assets and capitalized software	33,386	36,126
Restructuring and special charges	1,676	563
Total operating costs and expenses	395,614	413,810
Profit from operations	74,799	78,198
Interest expense	(24,135)	(25,215)
Interest income	148	241
Currency translation (loss)/gain and other, net	(2,601)	4,173
Income before taxes	48,211	57,397
Provision for income taxes	13,546	18,481
Net income	$34,665	$38,916

Net income per share:
Basic	$0.19	$0.22
Diluted	$0.19	$0.21

Weighted-average ordinary shares outstanding:
Basic	177,936	176,766
Diluted	181,522	181,505

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

($ in 000s)
	For the three months ended
	March 31, 2013	March 31, 2012
Net income	$34,665	$38,916
Other comprehensive income/(loss), net of tax:
Net unrealized gain/(loss) on derivative instruments designated and qualifying as cash flow hedges	8,607	(160)
Defined benefit and retiree healthcare plans	454	125
Other comprehensive income/(loss)	9,061	(35)
Comprehensive income	$43,726	$38,881

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Balance Sheets
(Unaudited)

($ in 000s)
	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$431,025	$413,539
Accounts receivable, net of allowances	287,348	258,114
Inventories	172,020	176,233
Deferred income tax assets	12,871	12,871
Prepaid expenses and other current assets	38,937	33,923
Total current assets	942,201	894,680
Property, plant and equipment, net	327,007	328,199
Goodwill	1,754,385	1,754,107
Other intangible assets, net	580,845	603,883
Deferred income tax assets	36,704	38,971
Deferred financing costs	21,073	22,119
Other assets	5,660	6,432
Total assets	$3,667,875	$3,648,391

Liabilities and shareholders’ equity
Current liabilities:
Current portion of long-term debt, capital lease and other financing obligations	$212,867	$12,878
Accounts payable	165,445	152,964
Income taxes payable	5,813	8,884
Accrued expenses and other current liabilities	107,929	100,112
Deferred income tax liabilities	3,525	3,525
Total current liabilities	495,579	278,363
Deferred income tax liabilities	279,679	271,902
Pension and post-retirement benefit obligations	26,561	32,747
Capital lease and other financing obligations, less current portion	51,073	43,425
Long-term debt, net of discount, less current portion	1,566,566	1,768,352
Other long-term liabilities	31,221	31,308
Total liabilities	2,450,679	2,426,097
Total shareholders’ equity	1,217,196	1,222,294
Total liabilities and shareholders’ equity	$3,667,875	$3,648,391

SENSATA TECHNOLOGIES HOLDING N.V.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

($ in 000s)
	For the three months ended
	March 31, 2013	March 31, 2012
Cash flows from operating activities:
Net income	$34,665	$38,916
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,044	14,844
Amortization of deferred financing costs and original issue discounts	1,237	1,356
Currency translation (gain)/loss on debt	(77)	356
Share-based compensation	1,949	1,916
Amortization of intangible assets and capitalized software	33,386	36,126
Loss/(gain) on disposition of assets	656	(723)
Deferred income taxes	7,147	13,232
Other non-cash items	2,157	(4,374)
(Decrease)/increase from changes in operating assets and liabilities, net of effects of acquisitions	(9,342)	13,305
Net cash provided by operating activities	84,822	114,954

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(14,256)	(15,934)
Insurance proceeds	1,400	—
Proceeds from sale of assets	—	459
Acquisition payments	(411)	—
Net cash used in investing activities	(13,267)	(15,475)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	4,320	4,852
Payments on debt	(3,296)	(3,249)
Payments to repurchase ordinary shares	(55,093)	—
Payments of debt issuance costs	—	(103)
Net cash (used in)/provided by financing activities	(54,069)	1,500
Net change in cash and cash equivalents	17,486	100,979
Cash and cash equivalents, beginning of period	413,539	92,127
Cash and cash equivalents, end of period	$431,025	$193,106

Net Revenue by Business, Geography and End Market

(% of total net revenue)	Three months ended March 31,
	2013	2012
Sensors	70.7%	73.1%
Controls	29.3%	26.9%
Total	100.0%	100.0%

(% of total net revenue)	Three months ended March 31,
	2013	2012
Americas	37.4%	36.8%
Europe	29.8%	31.0%
Asia	32.8%	32.2%
Total	100.0%	100.0%

(% of total net revenue)	Three months ended March 31,
	2013	2012
European automotive	24.4%	26.8%
North American automotive	15.6%	16.6%
Asian automotive	20.4%	20.4%
Rest of world automotive	1.0%	0.8%
Heavy vehicle off-road	8.7%	7.7%
Appliance and heating, ventilation and air-conditioning	10.6%	9.5%
Industrial	9.0%	8.3%
All other	10.3%	9.9%
Total	100.0%	100.0%

Non-GAAP Measures

Adjusted net income is a non-GAAP financial measure. The Company defines Adjusted net income as follows: net income before debt refinancing costs and other financing transactions, unrealized loss/(gain) on other hedges and loss/(gain) on currency translation on debt, net, amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets, deferred income tax and other tax expense, amortization of deferred financing costs, restructuring and special charges, and other costs. The Company believes Adjusted net income provides investors with helpful information with respect to the performance of the Company’s operations and management uses Adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below which reconcile Net income to Adjusted net income and Projected GAAP earnings per share to Projected Adjusted net income per share.

The following unaudited table reconciles the Company’s Net income to Adjusted net income for the first quarter ended March 31, 2013 and 2012.

(In 000s, except per share amounts)	Three months ended March 31,
	2013	2012
Net income	$34,665	$38,916
Debt refinancing costs and other financing transactions	602	—
Unrealized loss/(gain) on other hedges and loss/(gain) on currency translation on debt, net	3,229	(4,616)
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets	33,912	39,615
Deferred income tax and other tax expense	7,672	13,629
Amortization of deferred financing costs	1,237	1,356
Restructuring and special charges	5,382	81
Total adjustments	$52,034	$50,065
Adjusted net income	$86,699	$88,981
Weighted average diluted shares outstanding used in Adjusted net income per share calculation	181,522	181,505
Adjusted net income per share	$0.48	$0.49

The Company’s definition of Adjusted net income includes the current tax expense (benefit) that will be payable (realized) on the Company’s income tax return and excludes deferred income tax and other tax expense. As the Company treats deferred income tax and other tax expense as an adjustment to compute Adjusted net income, the deferred income tax effect associated with the reconciling items would not change Adjusted net income for each period presented. The theoretical current income tax associated with the reconciling items above would be as follows: Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets: $0.3 million and $0.2 million for the three months ended March 31, 2013 and 2012, respectively; Restructuring and special charges: $1.3 million and $0.0 million for the three months ended March 31, 2013 and 2012, respectively.

The following unaudited table identifies where in the Condensed Consolidated Statement of Operations the adjustments to reconcile Net income to Adjusted net income were recorded for the first quarter ended March 31, 2013 and 2012.

($ in 000s)	Three months ended March 31,
	2013	2012
Cost of revenue	$4,275	$3,944
Selling, general and administrative	602	—
Amortization of intangible assets and capitalized software	33,004	35,671
Restructuring and special charges	2,015	81
Interest expense	1,237	1,356
Currency translation loss/(gain) and other, net	3,229	(4,616)
Provision for income taxes	7,672	13,629
Total adjustments	$52,034	$50,065

The following unaudited table reconciles the Company’s Projected GAAP earnings per share to Projected Adjusted net income per diluted share for the second quarter ended June 30, 2013 and full year ended December 31, 2013. The amounts in the tables below have been calculated based on unrounded numbers. Accordingly, certain amounts may not add due to the effect of rounding.

	Three months ended June 30, 2013		Full year ended December 31, 2013
	Low End	High End	Low End	High End

Projected GAAP earnings per diluted share	$0.19	$0.23	$0.93	$1.12
Debt refinancing costs and other financing transactions	0.04	0.04	0.04	0.04
Unrealized loss/(gain) on other hedges and loss/(gain) on currency translation on debt, net	—	—	0.02	0.02
Amortization and depreciation expense related to the step-up in fair value of fixed and intangible assets	0.19	0.19	0.76	0.76
Deferred income tax and other tax expense	0.06	0.06	0.22	0.22
Amortization of deferred financing costs	0.01	0.01	0.03	0.03
Restructuring and special charges	0.01	0.01	—	—
Projected Adjusted net income per diluted share	$0.50	$0.54	$2.00	$2.20
Weighted average diluted shares outstanding used in Adjusted net income per share calculation (in 000s)	178,600	178,600	179,400	179,400

SENSATA TECHNOLOGIES HOLDING N.V.

Notes to unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows

Basis of Presentation
The accompanying unaudited Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. This information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates used may change as new events occur or additional information is obtained. Actual results could differ from those estimates.